CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Registration Statement No. 33-72282 of Applebee's International, Inc. on Form S-8 of our report dated January 29, 1994, appearing in this Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 31, 1995 (related to the financial statements of Pub Ventures of New England, Inc. for the year ended December 31, 1993, not presented separately therein).

We also consent to the incorporation by reference in Registration Statement No. 33-59421 and No. 33-62419 of Applebee's International, Inc. on Forms S-3 of our report dated January 29, 1994, appearing in this Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 31, 1995 (related to the financial statements of Pub Ventures of New England, Inc. for the year ended December 31, 1993, not presented separately therein). We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.





COOPERS & LYBRAND L.L.P.
Boston, Massachusetts

March 13, 1996